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                             Jones & Blouch L.L.P.
                       1025 THOMAS JEFFERSON STREET, N.W.
                          WASHINGTON, D.C. 20007-0805
                                 (202) 223-3500


                                                               December 20, 1996


The  Board of Directors
The  Manufacturers Life Insurance
    Company of America
500  N. Woodward Avenue
Bloomfield Hills, MI 48304


Dear Sirs:

     We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in post-effective amendment No. 9 to the registration statement on Form S-6 of Separate Account Three of The Manufacturers Life Insurance company of America, File No. 33-52310, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


                                                      Very truly yours,

                                                      Jones & Blouch L.L.P.

                                                      Jones & Blouch L.L.P.